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                                  EXHIBIT 8(c)

              FORM OF AMENDED SCHEDULE A TO THE CUSTODIAN AGREEMENT
                  BETWEEN THE REGISTRANT AND BANK OF CALIFORNIA




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                                     Form of
                               Schedule A - Funds

001        Prime Obligations (PO)
002        U.S. Treasury (UST)
003        Tax Exempt (TE)
004        Bond (B)
005        Limited Maturity (LM)
006        Equity (E)
007        Regional Equity (RE)
008        Government Income (GI)
009        Balanced (BAL)
010        Municipal Bond (MB)
011        Florida Tax-Free (FTF)
012        Capital Growth (CG)
013        Small Cap (SC)
014        Equity Income (EI)

                                        The AmSouth Mutual Funds


                                        By: _______________________________

                                        Title:  ___________________________

                                        Date:  ____________________________



                                        The Bank of California, N.A.

                                        By:  ______________________________

                                        Title:  ___________________________

                                        Date:  ____________________________



                                       A-1